CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACOCUNTANT

We hereby consent to the use in this amendment No. 1 to the registration statement on Form SB-2 of our report dated February 25, 1998. except for Note 14 the date of which is March 4, 1998, relating to the financial statements of Mike's Original, Inc. and to the reference to our firm under the caption "Experts" in the prospectus.

                                        /s/ Lazar Levine & Felix, LLP
                                        ______________________________

New York, New York
January 20, 1999